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                                                                     Exhibit 4.4
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                                TRUST AGREEMENT

                                       OF

                              WEC CAPITAL TRUST I

          This Trust Agreement, dated as of February 25, 1999, between Wisconsin Energy Corporation, a Wisconsin corporation, as "Depositor," and The First
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National Bank of Chicago, a national banking association organized under the laws of the United States, First Chicago Delaware Inc., a Delaware corporation, Calvin H. Baker and Thomas H. Fehring, each solely as trustee and not in its or his individual capacity, as "Trustees." The Depositor and the Trustees hereby
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agree as follows:

SECTION 1.  The Trust.  The trust created hereby shall be known as WEC Capital
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Trust I (the "Trust"), in which name the Trustees, or the Depositor to the
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extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

SECTION 2.  The Trust Estate.  The Depositor hereby assigns, transfers, conveys
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and sets over to the Trustees the sum of $10. The Trustees hereby acknowledge receipt of such amount from the Depositor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S)(S) 3801 et seq. (the "Business Trust Act"),
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and that this document constitutes the governing instrument of the Trust. The
Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

SECTION 3.  Amended and Restated Trust Agreement.  The Depositor and the
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Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Preferred Securities (as defined below) and common securities referred to therein. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

SECTION 4.  Certain Authorizations.  The Depositor and the Trustees hereby
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authorize the Depositor, as the sponsor of the Trust, (i) to file with the
Securities and Ex-
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change Commission (the "Commission") and execute, in each case on behalf of the
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Trust, (a) the Registration Statement on Form S-3 (the "1933 Act Registration
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Statement"), including any pre-effective or post-effective amendments to such
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1933 Act Registration Statement (including the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the preferred securities of the Trust (the "Preferred
                                                                 ---------
Securities") and possibly certain other securities and (b) a Registration
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Statement on Form 8-A (the "1934 Act Registration Statement") (including all
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pre-effective and post-effective amendments thereto) relating to the registration of the Preferred Securities of the Trust under Section 12(b) of the Securities Exchange Act of 1934, as amended; (ii) to file with the New York Stock Exchange or any other national stock exchange or The Nasdaq National Market (each, an "Exchange") and execute on behalf of the Trust one or more
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listing applications and all other applications, statements, certificates, agreements and other instruments as shall be necessary or desirable to cause the Preferred Securities to be listed on any of the Exchanges; (iii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Preferred Securities under the securities or blue sky laws, and to obtain any permits under the insurance laws of such jurisdictions as the Depositor, on behalf of the Trust, may deem necessary or desirable; (iv) to execute on behalf of the Trust letters or documents, or instruments for filing with, a depository relating to the Preferred Securities; and (v) to execute on behalf of the Trust one or more underwriting agreements with one or more underwriters relating to the offering of the Preferred Securities.

          In the event that any filing referred to in clauses (i) through (iv) above is required by the rules and regulations of the Commission, an Exchange or any state securities or blue sky laws, to be executed on behalf of the Trust by the Trustees, in their capacities as Trustees of the Trust, the Trustees are hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that The First National Bank of Chicago and First Chicago Delaware Inc., in their capacities as Trustees of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, an Exchange or any state securities or blue sky laws. In connection with all of the foregoing, the Depositor and each Trustee, solely in its capacity as Trustee of the Trust, hereby constitutes and appoints Calvin H. Baker and Thomas H. Fehring, and each of them, as his, her or its, as the case may be, true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the Depositor or in the Depositor's name, place and stead, in any and all capacities, to sign the 1933 Act Registration Statement and any and all amendments (including post-effective amendments) thereto and the 1934 Act Registration Statement and any and all amendments (including post-effective amendments) thereto and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform
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                                      -3-

each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Depositor might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their respective substitute or substitutes, shall do or cause to be done by virtue hereof.

SECTION 5.  Counterparts.  This Trust Agreement may be executed in one or more
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counterparts.

SECTION 6.  Trustees.  The number of Trustees initially shall be four (4) and
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thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Depositor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law. Subject to the foregoing, the Depositor is entitled to appoint or remove without cause any Trustee at any time. A Trustee may resign upon thirty days' prior notice to the Depositor.

SECTION 7.  Delaware Trustee.  First Chicago Delaware Inc., in its capacity as
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Trustee, shall not have any of the powers or duties of the Trustees set forth herein (except as may be required under the Business Trust Act) and shall be a Trustee of the Trust for the sole purpose of satisfying the requirements of
Section 3807(a) of the Business Trust Act.

SECTION 8.   Governing Law.  This Trust Agreement shall be governed by, and
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construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).
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          IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed as of the day and year first above written.

                              WISCONSIN ENERGY CORPORATION,
                              as Depositor

                              By: /s/ Calvin H. Baker
                                  -------------------
                                  Name:  Calvin H. Baker
                                  Title:  Treasurer and Chief Financial Officer

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Trustee

                              By: /s/ Sandra L. Caruba
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                                  Name:  Sandra L. Caruba
                                  Title:  Vice President

                              FIRST CHICAGO DELAWARE INC.,
                              as Trustee

                              By: /s/ Sandra L. Caruba
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                                  Name:  Sandra L. Caruba
                                  Title:  Vice President

                              /s/ Calvin H. Baker
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                              Calvin H. Baker, as Trustee

                              /s/ Thomas H. Fehring
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                              Thomas H. Fehring, as Trustee